                                                                    Exhibit 99.1


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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           SEABULK INTERNATIONAL, INC.

                                       AND

                    THE INVESTORS LISTED ON SCHEDULE 1 HERETO

                                   DATED AS OF

                                  JUNE 13, 2002

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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
ARTICLE I    DEFINITIONS......................................................................1

         SECTION 1.01 ........................................................................1

ARTICLE II   PURCHASE AND SALE................................................................4

         SECTION 2.01   Purchase and Sale.....................................................4

         SECTION 2.02   Closing...............................................................5

         SECTION 2.03   Closing Deliveries....................................................5

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................5

         SECTION 3.01   Organization and Qualification; Subsidiaries..........................5

         SECTION 3.02   Capitalization........................................................6

         SECTION 3.03   Authority; DGCL 203; Requisite Vote; The Shares; etc..................7

         SECTION 3.04   SEC Reports; Financial Statements.....................................8

         SECTION 3.05   No Undisclosed Liabilities............................................9

         SECTION 3.06   Absence of Changes....................................................9

         SECTION 3.07   Information Supplied..................................................9

         SECTION 3.08   Consents and Approvals; No Violations.................................9

         SECTION 3.09   No Default...........................................................10

         SECTION 3.10   Litigation...........................................................10

         SECTION 3.11   Compliance with Law..................................................10

         SECTION 3.12   Tax Matters..........................................................11

         SECTION 3.13   Employee Plans; Labor Matters........................................14

         SECTION 3.14   Environmental Matters................................................18

         SECTION 3.15   Real Property........................................................21

         SECTION 3.16   Absence of Questionable Payments.....................................21

         SECTION 3.17   Material Contracts...................................................22

         SECTION 3.18   Insurance............................................................23

         SECTION 3.19   Assets...............................................................23

         SECTION 3.20   Transactions with Related Parties....................................23

         SECTION 3.21   Maritime Matters.....................................................24

         SECTION 3.22   Suppliers and Customers..............................................24


                                TABLE OF CONTENTS

                                   (continued)


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         SECTION 3.23   Brokers..............................................................24

         SECTION 3.24   Fairness Opinion.....................................................24

         SECTION 3.25   Foreign Ownership....................................................25

         SECTION 3.26   Ruling...............................................................25

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.................................25

         SECTION 4.01   Organization; Authorization; Enforceability..........................25

         SECTION 4.02   Private Placement....................................................25

         SECTION 4.03   No Violation; Consents...............................................26

         SECTION 4.04   Financing............................................................26

         SECTION 4.05   Citizenship..........................................................26

ARTICLE V    COVENANTS.......................................................................26

         SECTION 5.01   Conduct of Business Pending the Closing..............................26

         SECTION 5.02   Access...............................................................29

         SECTION 5.03   Preparation of Proxy Statement; Stockholder Meeting..................29

         SECTION 5.04   Commercially Reasonable Efforts......................................30

         SECTION 5.05   Listing of Shares....................................................31

         SECTION 5.06   Use of Proceeds......................................................31

         SECTION 5.07   Board of Directors...................................................31

         SECTION 5.08   No Solicitation......................................................32

         SECTION 5.09   Tender Offer; Redemption of Note; Debt Offering......................34

         SECTION 5.10   Breaches of Representations and Warranties and Covenants.............34

         SECTION 5.11   Ruling Request; Ruling...............................................35

         SECTION 5.12   Capitalization Certificate...........................................35

         SECTION 5.13   By-laws..............................................................35

         SECTION 5.14   Certificates; Legend.................................................35

ARTICLE VI   CONDITIONS PRECEDENT TO THE CLOSING.............................................36

         SECTION 6.01   Conditions to the Company's Obligations in Respect of the Closing....36

                                TABLE OF CONTENTS

                                   (continued)


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         SECTION 6.02   Conditions to Each Investor's Obligations in Respect of the Closing..37

         SECTION 6.03   Conditions to Each Party's Obligations in Respect of the Closing.....39

ARTICLE VII  TERMINATION.....................................................................39

         SECTION 7.01   Termination..........................................................39

         SECTION 7.02   Manner and Effect of Termination.....................................41

         SECTION 7.03   Termination Fee......................................................41

ARTICLE VIII MISCELLANEOUS...................................................................41

         SECTION 8.01   Survival; Effect of Investigation....................................41

         SECTION 8.02   Notices..............................................................42

         SECTION 8.03   Governing Law........................................................43

         SECTION 8.04   Enforcement of Agreement; Waiver of Jury Trial; Etc..................43

         SECTION 8.05   Attorneys' Fees......................................................44

         SECTION 8.06   Entire Agreement.....................................................44

         SECTION 8.07   Modifications and Amendments.........................................44

         SECTION 8.08   Waivers and Extensions...............................................44

         SECTION 8.09   Titles and Headings; Rules of Construction...........................44

         SECTION 8.10   Exhibits and Schedules...............................................45

         SECTION 8.11   Expenses.............................................................45

         SECTION 8.12   Press Releases and Public Announcements..............................45

         SECTION 8.13   Assignment; No Third Party Beneficiaries.............................46

         SECTION 8.14   Severability.........................................................46

         SECTION 8.15   Counterparts.........................................................46

         SECTION 8.16   Certain Limitations..................................................46

                            STOCK PURCHASE AGREEMENT

                  STOCK PURCHASE AGREEMENT, dated as of June 13, 2002, by and among Seabulk International, Inc., a Delaware corporation (the "COMPANY"), and each of the investors listed on SCHEDULE 1 hereto (each, an "INVESTOR" and, collectively, the "INVESTORS").

                  WHEREAS, the Board of Directors (as defined herein) deems it advisable and in the best interests of the Company to, and the Company and the Investors desire that the Company, issue and sell to the Investors, and the Investors purchase from the Company, an aggregate of 12,500,000 shares (the "SHARES") of common stock, par value $.01 per share, of the Company ("COMMON STOCK"), on the terms and subject to the conditions set forth in this Agreement (the "STOCK PURCHASE"); and

                  WHEREAS, immediately following the execution and delivery of this Agreement, the Investors and Loomis, Sayles & Company, L.P. ("LOOMIS") will enter into a Securities Purchase Agreement (the "LOOMIS PURCHASE AGREEMENT") pursuant to which Loomis will agree (a) to cause the vote of all shares of Common Stock controlled by it in favor of the Transactions (as hereinafter defined) and (b) to cause the sale to the Investors of all the shares of Common Stock, Common Stock Purchase Warrants and Class A Common Stock Purchase Warrants controlled by it immediately following the Stock Purchase on the terms and subject to the conditions set forth in the Loomis Purchase Agreement (the "LOOMIS SECURITIES PURCHASE").

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "CONTROL" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "ARRANGERS" means Fortis Capital Corp. and NIB Capital Bank
N.V.

                  "BOARD OF DIRECTORS" means the Board of Directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day when banks in The City of New York are authorized by applicable Law to be closed.

                  "CHARTER AMENDMENT" means an amendment to the Certificate of Incorporation of the Company in substantially the form of EXHIBIT A hereto.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMITMENT LETTER" means the commitment letter from the Arrangers relating to the Refinancing, a copy of which is attached hereto as EXHIBIT B.

                  "COMPANY OPTION PLANS" means the Company's Amended and Restated Equity Ownership Plan and the Company's Stock Option Plan for Directors.

                  "CONTRACT" means any contract, charter, lease, loan agreement, mortgage, security agreement, trust indenture, note, bond, or other agreement (whether written or oral) or instrument.

                  "DEBT OFFERING" means, if undertaken in accordance with
SECTION 5.09, an offering by the Company of debt securities.

                  "DGCL" means the General Corporation Law of the State of Delaware, as from time to time amended.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

                  "EXISTING CREDIT FACILITY" means the credit facility related to the Credit Agreement, dated as of December 15, 1999, among the Company, the financial institutions parties thereto, Bankers Trust Company, as administrative agent, Deutsche Bank Securities, Inc., as lead arranger and book manager, and Fortis Capital Corp., as syndication agent and co-arranger.

                  "FEE LETTER" means that certain fee letter, dated as of the date hereof, by and among the Company, Credit Suisse First Boston Corporation and Carlyle/Riverstone Energy Partners, L.P.

                  "GAAP" means United States generally accepted accounting principles, consistently applied and in effect as of the date of the financial statements to which it refers.

                  "GOVERNMENTAL AUTHORITY" means (a) any foreign, Federal, state or local court or governmental or regulatory agency or authority, (b) any arbitration board, tribunal or mediator, or (c) any national stock exchange or Commission recognized trading market on which securities issued by the Company are listed or quoted.

                  "GULF OFFSHORE CONTRACTS" means Contracts related to offshore operations of the Company and its Subsidiaries conducted in the Gulf of Mexico.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations promulgated thereunder.

                  "KNOWLEDGE" means, with respect to a party, the actual knowledge of such party's officers, directors, agents, representatives and employees, after due inquiry.

                  "KURZ EMPLOYMENT AGREEMENT" means an Amended and Restated Employment Agreement to be entered into between the Company and Gerhard E. Kurz, on substantially the terms set forth in the term sheet attached hereto as EXHIBIT C.

                  "LAW" means any United States Federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority.

                  "LIEN" means any mortgage, pledge, lien, security interest, claim, restriction, right of first refusal or first offer, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, condition (financial or otherwise), operations or properties of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to timely perform any of its obligations under this Agreement or the other Transaction Documents, PROVIDED, HOWEVER, that Material Adverse Effect shall exclude any change or effect due to the public announcement of the Transactions or the execution and delivery of this Agreement.

                  "NOTES" means the Company's 12 1/2% Senior Secured Notes due 2007 issued pursuant to the Notes Indenture.

                  "NOTES INDENTURE" means that certain Indenture, dated as of December 15, 1999, among the Company, as issuer, the Subsidiary Guarantors named on the signature pages thereto, State Street Bank and Trust Company, as trustee, and Bankers Trust Company, as collateral agent.

                  "PERMITTED TRANSFEREE" means, with respect to any Investor or any Permitted Transferee of any Investor, any Affiliate of such Investor or such Permitted Transferee; PROVIDED, HOWEVER, that each Permitted Transferee prior to any transfer (i) must agree in writing to be bound by the terms of this Agreement to the same extent, and in the same manner, as the transferring Investor prior to the transfer to such Permitted Transferee and (ii) unless such Permitted Transferee is identified in the Ruling contemplated by SECTION 5.11 hereof, must execute an affidavit of citizenship in a form acceptable to the Company based upon which the Company shall have determined that the transfer to the Permitted Transferee will not cause the Company to fail to qualify to operate vessels in the coastwise trade of the United States.

                  "PERSON" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

                  "REFINANCING" means the refinancing of the Existing Credit Facility, on the terms set forth in the Commitment Letter.

                  "SECURITIES ACT" means the Securities Act of 1933, as from time to time amended, and the rules and regulations of the Commission promulgated thereunder.

                  "STOCKHOLDERS AGREEMENT" means a Stockholders Agreement to be entered into among the Company, the Investors, Gerhard E. Kurz on substantially the terms set forth in the term sheet attached hereto as EXHIBIT D.

                  "SUBSIDIARY" means, with respect to any Person (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, (b) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general partner of such partnership and has the power to direct the policies and management of such partnership, or (c) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

                  "TENDER OFFER" means, if undertaken in accordance with SECTION 5.09, an offer by the Company to purchase all outstanding Notes for cash.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Charter Amendment, the Commitment Letter, the Fee Letter, the Kurz Employment Agreement, the Stockholders Agreement and each other document, instrument, certificate or agreement necessary to effect the Transactions.

                  "TRANSACTIONS" means, collectively, the Stock Purchase, the Loomis Securities Purchase, the Refinancing, the filing of the Charter Amendment, the Redemption (as hereinafter defined), and if conducted, the Tender Offer and the Debt Offering and the other transactions contemplated by the Transaction Documents.

                                   ARTICLE II

                                PURCHASE AND SALE

                  SECTION 2.01 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Company shall sell to each Investor, and each Investor (severally but not jointly) shall purchase from the Company, that number of shares of Common Stock set forth with respect to such Investor on

SCHEDULE 1 hereto at a purchase price of $8.00 per Share in U.S. Dollars. Such purchase price shall be paid as provided in SECTION 2.03.

                  SECTION 2.02 CLOSING. The Stock Purchase shall occur as soon as practicable, but in any event within three (3) Business Days following the satisfaction of the conditions to the Closing set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at such Closing), or at such other date as the parties hereto shall agree in writing (consummation of the Stock Purchase is referred to as the "CLOSING," and such date is referred to as the "CLOSING DATE"), at the offices of Weil, Gotshal & Manges LLP, located at 767 Fifth Avenue, New York, New York 10153, or at such other place as the parties hereto shall agree.

                  SECTION 2.03 CLOSING DELIVERIES. At the Closing:

                  (a) Each Investor shall deliver to the Company (i) the officer's certificate of such Investor contemplated by SECTION 6.01 and (ii) an amount equal to the purchase price for the shares being purchased by such Investor (as set forth in SCHEDULE 1) via wire transfer of immediately available funds to such bank account as the Company shall designate in writing prior to the Closing Date.

                  (b) The Company shall deliver to each Investor (i) the officer's certificate of the Company contemplated by SECTION 6.02, (ii) a certificate or certificates for the number of Shares purchased by such Investor (as set forth in SCHEDULE 1) pursuant to SECTION 2.01, which shall be in definitive form and registered in the name of such Investor or its nominee or designee and in such denominations as such Investor shall request prior to the Closing Date, (iii) an opinion or opinions of counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, and (iv) each other document, instrument or agreement required to be delivered to the Investors as a condition to the obligation of the Investors to purchase the Shares, as contemplated by SECTION 6.02.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to each Investor on the date hereof and on and as of the Closing Date as follows:

                  SECTION 3.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted, except as would not reasonably be expected to have a Material Adverse Effect. Each of the Subsidiaries of the Company is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed to be conducted, except as would not reasonably be expected to have a Material Adverse Effect. SCHEDULE
3.01 sets forth a list of all Subsidiaries of the Company and, except as listed on such Schedule, the Company does not own, directly or indirectly, beneficially or of record, any shares of capital stock, membership, partnership, trust or other interest in any other Person or any other investment in any other Person. Except as set forth on SCHEDULE 3.01, neither the Company nor any of its Subsidiaries is engaged in any joint venture or partnership with any other Person. Each of the Company and its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing is not material. The Company has delivered to the Investors accurate and complete copies of the certificate of incorporation and bylaws (or other similar governing documents), as currently in effect, of the Company and each of its Subsidiaries.

                  SECTION 3.02 CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 20 million shares of Common Stock, of which 10,556,755 shares were issued and outstanding as of the close of business on May 22, 2002, and 5 million shares of preferred stock, no shares of which are outstanding. All of the issued and outstanding shares of capital stock of the Company have been validly issued, and are duly authorized, fully paid, non-assessable and free of preemptive rights. Except as set forth on SCHEDULE 3.02(A), as of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (ii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iii) equity equivalents, interests in the ownership or earnings of the Company or any of its Subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). No shares of capital stock of the Company have been issued by the Company since May 22, 2002, except pursuant to any exercise of options or warrants described in SCHEDULE 3.02(A). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or to which it is bound relating to the voting of any shares of capital stock of the Company. SCHEDULE 3.02(A) sets forth information as of the date hereof regarding the exercise price, date of grant, term and number of shares underlying each outstanding option and warrant to acquire capital stock of the Company.

                  (b) Except as described in SCHEDULE 3.01, all of the outstanding capital stock of the Company's Subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same). There are no securities of the Company or its

Subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its Subsidiaries, and no other Contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any Subsidiary of the Company.

                  SECTION 3.03 AUTHORITY; DGCL 203; REQUISITE VOTE; THE SHARES; ETC.

                  (a) The Company has all necessary corporate power and authority to execute and deliver the Transaction Documents and to consummate the Transactions.

                  (b) The Board of Directors has duly and validly (i) authorized the execution, delivery and performance by the Company of this Agreement and the adoption of the Charter Amendment, (ii) resolved (A) that this Agreement, the consummation of the Stock Purchase and the adoption of the Charter Amendment are advisable and in the best interests of the Company and its stockholders and (B) to recommend that the stockholders of the Company approve the Stock Purchase and the Charter Amendment and (iii) directed that the Stock Purchase and the Charter Amendment be submitted to the stockholders of the Company for their approval. The affirmative approval of the holders of shares (in person or by proxy) of Common Stock as of the applicable record date representing (x) a majority of the total votes cast by holders of shares of Common Stock on the Stock Purchase and
(y) a majority of the outstanding shares of Common Stock in respect of the Charter Amendment (collectively, the "COMPANY REQUISITE VOTE") is the only vote of the holders of any class or series of capital stock of the Company necessary to approve the Transactions. As of the Closing, all corporate proceedings and actions on the part of the Company that are necessary to authorize the Transaction Documents or to consummate the Transactions shall have been held or taken.

                  (c) This Agreement has been, and the other Transaction Documents to which the Company is a party will prior to the Closing be, duly and validly executed and delivered by the Company and, assuming the execution thereof by the other parties thereto, this Agreement constitutes, and each of such other Transaction Documents when so executed will constitute, valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles, including public policy).

                  (d) The Company has taken all action required to approve, as contemplated by paragraph (a)(1) of Section 203 of the DGCL, the Stock Purchase and the Loomis Securities Purchase pursuant to the terms of, and subject to the satisfaction of the conditions contained in, this Agreement and the Loomis Purchase Agreement, respectively.

                  (e) The Shares have been duly and validly authorized subject to receipt of the Company Requisite Vote, and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and will be fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any applicable Law. Immediately following the Closing, and assuming the exercise in full of all warrants, options or other rights to acquire (whether or not then exercisable and irrespective of the exercise or purchase price with respect thereto), and the conversion or exchange of all securities convertible into or exchangeable for, securities of the Company ("FULLY-DILUTED BASIS"), the Shares will constitute more than 50% of the outstanding equity interest in, and voting power of, the Company, determined on a fully-diluted basis.

                  (f) Except as set forth on SCHEDULE 3.03, the Company's Certificate of Incorporation and Bylaws do not contain any provision, nor is there any provision of any applicable Law, that (i) prohibits or limits the acquisition, ownership, operation or control by any Investor or any of its Affiliates of any Common Stock or any portion of the assets, operations or business of the Company or any of its Subsidiaries, or that compels any Investor or any if its Affiliates to dispose of any Common Stock, (ii) imposes limitations on the ability of any Investor or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any Common Stock, including the right to vote any Common Stock on all matters properly presented to the stockholders of the Company, (iii) restrains or prohibits the Closing or any of the Transactions or (iv) would, as a result of the Transactions, cause the termination of or materially limit any right, privilege, permit, license or franchise of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole.

                  SECTION 3.04 SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all forms, reports and documents required to be filed by it with the Commission since December 15, 1999, each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates such forms, reports and documents were filed. The Company's Commission filings publicly available on the Commission's EDGAR system represent complete and accurate copies of all documents (including any amendments thereto) filed by the Company with the Commission since December 15, 1999 and include (i) its Annual Reports on Form 10-K for its fiscal years ended December 31, 1999, 2000 and 2001; (ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since December 15, 1999; and (iii) all other reports or registration statements filed by the Company with the Commission since December 15, 1999 (all such filings made prior to the date hereof, collectively, the "COMPANY SEC REPORTS"). None of such Company SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto and fairly present, in accordance with GAAP, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that are not expected to be material). Since December 15, 1999, there has not been any change, or any application or request for any change, by the Company or any of its Subsidiaries in accounting principles, methods or policies for financial accounting or Tax purposes.

                  SECTION 3.05 NO UNDISCLOSED LIABILITIES. None of the Company or its Subsidiaries has any indebtedness, liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted ("LIABILITIES"), that would have been required to be reflected in, reserved against or otherwise described in the balance sheet (the "BALANCE SHEET") contained in the financial statements included in the Company's Form 10-K for the fiscal year ended December 31, 2001, that are not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto, in each case to the fullest extent required by GAAP, other than Liabilities that (a) were incurred in the ordinary course of business consistent with past practices since December 31, 2001 and (b) are not, individually or in the aggregate, material.

                  SECTION 3.06 ABSENCE OF CHANGES. Except as set forth in
SCHEDULE 3.06 or to the extent publicly disclosed by the Company in the Company SEC Reports, since December 31, 2001, (a) the business of the Company and its Subsidiaries has been carried on only in the ordinary and usual course consistent with past practice, (b) there have been no events, changes, developments, occurrences or effects with respect to the Company or its Subsidiaries, which has had, or which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (c) none of the Company or any of its Subsidiaries has taken any actions of the type described in SECTION 5.01 hereof.

                  SECTION 3.07 INFORMATION SUPPLIED. None of the information included or incorporated by reference in the Proxy Statement described in
SECTION 5.03 will, at the date such Proxy Statement is mailed to stockholders and at the times of the meetings of stockholders to be held in connection with the applicable Transactions, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (it being understood that the Company makes no representation in this paragraph with respect to information relating to the Investors or Loomis supplied in writing by the Investors or Loomis, as the case may be (or supplied by the Company, but relating solely to the Investors or Loomis, and confirmed in writing by the Investors or Loomis, as the case may
be), expressly for inclusion in such Proxy Statement).

                  SECTION 3.08 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for
(a) the filing of the Charter Amendment with the Secretary of State of the State of Delaware in accordance with the DGCL, (b) the filings by the Company, if any, required by the HSR Act and the expiration or termination of the applicable waiting period with respect thereto, (c) applicable filings, if any, with the Commission pursuant to the

Exchange Act, (d) applicable filings, if any, with Nasdaq in connection with the listing of the Shares, (e) filings, if any, as may be required under state securities or "BLUE SKY" Laws, (f) the Ruling, (g) the Company Requisite Vote and (h) as set forth on SCHEDULE 3.08, no consent, clearance, waiver, approval, authorization or order of, or filing or registration with, any Person is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. Except as set forth on SCHEDULE 3.08 or as contemplated under the Transaction Documents, neither the execution, delivery and performance of the Transaction Documents by the Company nor the consummation by the Company of the Transactions will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its Subsidiaries, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any Material Contract (as hereinafter defined), (iii) result in the creation of any Lien, or (iv) subject to the filings set forth in the first sentence of this Section, violate any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets.

                  SECTION 3.09 NO DEFAULT. Neither the Company nor any of its Subsidiaries are in breach or violation of (i) any term or provision of its certificate of incorporation, bylaws or other governing documents, except, with respect to the Subsidiaries of the Company, violations that would not reasonably be expected to have a Material Adverse Effect, or (ii) any material term or provision of any Material Contract or any Law applicable to the Company, its Subsidiaries or any of their respective properties or assets.

                  SECTION 3.10 LITIGATION.

                  (a) SCHEDULE 3.10 sets forth each suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties as of the date hereof, except for such suits, claims, actions, proceedings or investigations that seeks solely money damages not in excess of $150,000 in value with respect to any single suit, claim, action, proceeding or investigation or $300,000 in the aggregate.

                  (b) Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as disclosed in SCHEDULE 3.10, there is no material suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as disclosed in SCHEDULE 3.10, none of the Company or its Subsidiaries is subject to any outstanding order, writ, injunction or decree.

                  SECTION 3.11 COMPLIANCE WITH LAW. The Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all United States (federal, state or local) Governmental Authorities and, to the Company's Knowledge, the Company and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all non-United States Governmental Authorities necessary for the lawful conduct of their respective businesses (the "COMPANY PERMITS"), and the Company and its Subsidiaries are in material compliance with the terms of such Company Permits. The businesses of the Company and its Subsidiaries are not being conducted in material violation of any Law of the United States (federal, state or local) applicable to the Company or any of its Subsidiaries and, to the Company's Knowledge, the businesses of the Company and its Subsidiaries are not being conducted in material violation of any non-United States Law applicable to the Company or any of its Subsidiaries. Except as disclosed on SCHEDULE 3.10 or
SCHEDULE 3.11, no investigation or review by any Governmental Authority with respect to the Company or any of its Subsidiaries is pending or, to the Company's Knowledge, threatened, nor has any Governmental Authority indicated an intention to conduct the same. Except as disclosed on SCHEDULE 3.08 or SCHEDULE 3.11, the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the Transactions will not violate or result in the loss, revocation, termination or modification of any Company Permit or any other right, privilege, benefit, license or franchise of the Company or its Subsidiaries that is material to the Company and its Subsidiaries.

                  SECTION 3.12 TAX MATTERS. Except as described in SCHEDULE
3.12:

                  (a) The Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "CODE")) of which the Company or any of its Subsidiaries is or has been a member, has timely filed all Tax Returns (as hereinafter defined) required to be filed by it. All such Tax Returns are complete and correct in all material respects. The Company and each of its Subsidiaries has paid (or the Company has paid on its Subsidiaries' behalf) all Taxes (as hereinafter defined) due for the periods covered by such Tax Returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve for all Taxes payable by the Company or any of its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Company has previously delivered to the Investors copies of (i) all federal, state, local and foreign income and franchise Tax Returns filed by the Company or any of its Subsidiaries for the taxable years 1998, 1999 and 2000; and (ii) any audit report issued within the last two years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to the Company or its Subsidiaries. For purposes of this Agreement, "TAX" or "TAXES" shall mean any
(x) domestic or foreign federal, state or local taxes, charges, fees, levies, imposts, duties and governmental fees or other like assessments or charges of any kind whatsoever (including but not limited to any income, net income, gross income, receipts, windfall profit, severance, property, production, sales, use, business and occupation, license, excise, registration, franchise, employment, payroll, withholding, alternative or add-on minimum, intangibles, ad valorem, transfer, gains, stamp, estimated, transaction, title, capital, paid-up capital, profits, occupation, premium, value-added, recording, real property, personal property, inventory and merchandise, business privilege, federal highway use, commercial rent or environmental tax), (y) interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with (A) any item described in clause (x), or (B) the failure to comply with any requirement imposed with respect to any Tax Return, and (z) liability in respect of any items described in clause (x) and/or (y) payable by reason of Contract, assumption, transferee liability, operation of Law, Treasury Regulation section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise. "TAX RETURN" shall mean any return, report or statement required to be filed by any Governmental Authority with respect to any Tax (including any attachments thereto and any amendment thereof) including, but not limited to, any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, consolidated, combined or unitary returns for any group of entities that includes the Company or any of its Subsidiaries.

                  (b) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its Subsidiaries in accordance with GAAP, no requests for waivers of the time to assess any Taxes are pending, and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority. No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has received a written notice of any pending audit or proceeding and, to the Company's Knowledge, none is threatened.

                  (c) To the Company's Knowledge, no Liens for Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes not yet due.

                  (d) None of the Company or any of its Subsidiaries is a party to or is bound by any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

                  (e) There are no employment, severance or termination agreements currently in effect which would give rise to payment of any amount (whether in cash or property or the vesting of property) as a result of any of the Transactions which is nondeductible by reason of Section 280G or 162(m) of the Code.

                  (f) All Taxes that the Company or its Subsidiaries have been or are required by United States Law (federal, state or local) to withhold or to collect for payment have been, in all material respects, duly withheld and collected, and have been paid over to the appropriate Governmental Authority. To Company's Knowledge, all Taxes that the Company or its Subsidiaries have been or are required by non-United States Law to withhold or to collect for payment have been, in all material respects, duly withheld and collected, and have been paid over to the appropriate Governmental Authority.

                  (g) Neither the Company nor any of its Subsidiaries, nor any other Person on behalf of the Company or its Subsidiaries, has (A) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code (or any predecessor provision) or any similar provision of Law (nor, to the Knowledge of the Company, has the IRS or any other Governmental Authority proposed any such adjustment), or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the Company or its Subsidiaries, (B) within the five years prior to the date of this Agreement, executed or entered into a closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of Law, (C) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code), (D) extended the time (1) within which to file any Tax Return, which Tax Return has since not been filed or (2) for the assessment or collection of Taxes, which Taxes have not since been paid or (E) granted to any Person any power of attorney that is currently in force with respect to any Tax matter.

                  (h) No property owned by the Company or any of its Subsidiaries (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986; (ii) constitutes "Tax exempt use property" within the meaning of Section 168(h)(1) of the Code; (iii) is "Tax exempt bond financed property" within the meaning of Section 168(g) of the Code; or (iv) is "limited use property" within the meaning of Rev. Proc. 76-30.

                  (i) Neither the Company nor any of its Subsidiaries is currently, has been within the last five years, or anticipates becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

                  (j) SCHEDULE 3.12(J) sets forth a list of all material types of Taxes paid and material types of Tax Returns filed by or on behalf of the Company and each of its Subsidiaries since 1999. To the Company's Knowledge, no claim has been made within the past two years, by a taxing authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns to the effect that the Company or any of its Subsidiaries is or may be subject to Taxation by that jurisdiction.

                  (k) Neither the Company nor any of its Subsidiaries has received any private letter rulings from the IRS or comparable rulings from other United States taxing authorities. To the Company's Knowledge, neither the Company nor any of its Subsidiaries has received any private letter rulings from any non-United States federal, state or local taxing authorities or comparable rulings from other non-United States taxing authorities.

                  (l) To the Company's Knowledge, none of the Company or its Subsidiaries (A) is or has been a member of any "affiliated group" within the meaning of Section 1504 of the Code or any similar group defined under a similar provision of Law (other than a group the common parent of which is the Company) that filed or was required to file a consolidated combined or unitary Tax Return, or (B) has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any comparable provision of Law).

                  (m) None of the Company or its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that might otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

                  (n) To the Company's Knowledge, none of the Company or its Subsidiaries has engaged in any material "intercompany transactions" in respect of which gain was and continues to be deferred pursuant to Treasury Regulation
Section 1.1502-13 or any predecessor or successor thereof or analogous or similar provision of Law.

                  (o) No prior ownership change (within the meaning of Section 382 of the Code) has occurred (A) that would result in the imposition of a limitation upon the future deductibility of any Tax basis or built-in deduction item of the Company or its Subsidiaries, or (B) that resulted in a readjustment of the Tax basis of the assets of the Company or its Subsidiaries under Section 56(g)(4)(G) of the Code.

                  SECTION 3.13 EMPLOYEE PLANS; LABOR MATTERS.

                  (a) SCHEDULE 3.13 sets forth (i) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, employment, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributed or is obligated to contribute thereunder for current or former employees of the Company or its Subsidiaries (the "EMPLOYEES") (the "COMPANY PLANS"), and (ii) all "employee pension plans," as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code, maintained by the Company, any of its Subsidiaries or any of their respective Affiliates and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with any of them under Section 414(b), (c), (m) or (o) of the Code ("ERISA AFFILIATE") or to which the Company, any of its Subsidiaries or any ERISA Affiliate contributed or has ever been obligated to contribute thereunder (the "TITLE IV PLANS"). SCHEDULE 3.13 separately sets forth each Company Plan or Title IV Plan which is a multiemployer plan, as defined in Section 3(37) of ERISA ("MULTIEMPLOYER PLAN"), or is or has been subject to Sections 4063 or 4064 of ERISA ("MULTIPLE EMPLOYER PLANS").

                  (b) True, correct and complete copies of the following documents, with respect to each of the Company Plans (other than a Multiemployer
Plan), have been made available or delivered to the Investors by the Company, to the extent applicable: (i) any plans, all amendments thereto and related trust documents, and amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any; (iii) the most recent IRS determination letter; (iv) summary plan descriptions; (v) written communications to employees relating to the Company Plans; and (vi) written descriptions of all non-written agreements relating to the Company Plans.

                  (c) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA, the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and none of the Company, its Subsidiaries nor any "party in interest" or "disqualified person" with respect to the Company Plans has engaged in a non-exempt "prohibited transaction" within the meaning of
Section 4975 of the Code or Section 406 of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

                  (d) The Company Plans intended to qualify under Section 401 of the Code are so qualified and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code, and nothing has occurred with respect to the operation of the Company Plans which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

                  (e) None of the Company, its Subsidiaries nor any ERISA Affiliate has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan.

                  (f) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Plans or Title IV Plans or by Law (without regard to any waivers granted under Section 412 of the Code), to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued on its financial statements on or prior to the Closing Date. No accumulated funding deficiencies exist in any of the Company Plans or Title IV Plans subject to Section 412 of the Code.

                  (g) There is no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the respective Title IV Plans. Each of the respective Title IV Plans are fully funded in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") to determine the level of funding required in the event of the termination of such Title IV Plan and the "benefit liabilities" as defined in Section 4001(a)(16) of ERISA of such Title IV Plan using such PBGC assumptions do not exceed the assets of such Title IV Plan.

                  (h) There has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Title IV Plans which would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                  (i) None of the Company, its Subsidiaries nor any ERISA Affiliate has terminated any Title IV Plan, or incurred any outstanding liability under Section 4062 of ERISA to the PBGC, or to a trustee appointed under Section 4042 of ERISA. All premiums due the PBGC with respect to the Title IV Plans have been paid.

                  (j) None of the Company, its Subsidiaries nor any ERISA Affiliate or any organization to which the Company or any of its Subsidiaries is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction, within the meaning of Section 4069 of ERISA.

                  (k) There is no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Company Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the Company Plans.

                  (l) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Company Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Plans with respect to the operation of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts which could form the basis for any such claim or lawsuit.

                  (m) All amendments and actions required to bring the Company Plans into conformity in all material respects with all of the applicable provisions of the Code, ERISA and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date.

                  (n) Any bonding required with respect to the Company Plans in accordance with applicable provisions of ERISA has been obtained and is in full force and effect.

                  (o) Except as set forth on SCHEDULE 3.13, none of the Company Plans provide for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and at the expense of the participant or the participant's beneficiary. Each of the Company, its Subsidiaries and any ERISA Affiliate which maintains a "group health plan" within the meaning Section 5000(b)(1) of the Code has complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

                  (p) No liability under any Company Plan or Title IV Plan has been funded nor had any such obligation been satisfied with the purchase of a contract from an insurance company that is not rated A- by Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

                  (q) Except as set forth on SCHEDULE 3.13, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any Employee, (ii) increase any benefits otherwise payable under any Contract with an employee, Company Plan or Title IV Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan or Contract with any employee or employees.

                  (r) Neither the Company nor any of its Subsidiaries has any contract, plan or commitment, whether legally binding or not, to create any additional Company Plan or to modify any existing Company Plan.

                  (s) No stock or other security issued by the Company or any of its Subsidiaries forms or has formed a material part of the assets of any Company Plan.

                  (t) With respect to any period for which any contribution to or in respect of any Company Plan (including workers compensation) is due and owing, the Company and its Subsidiaries has made due and sufficient current accruals for such contributions and other payments in accordance with GAAP, and such current accruals through December 31, 2001, are duly and fully provided for in accordance with GAAP in the Company's audited balance sheet for the period then ended.

                  (u) With respect to each Company Plan maintained primarily for the benefit of Employees outside of the United States (each, a "FOREIGN PLAN"):

                           (i) all employer and employee contributions required by Law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

                           (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                           (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with the applicable Governmental Authorities.

                  (v) Except as set forth on SCHEDULE 3.13(V), (i) none of the Employees is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization; (ii) neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any Employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees; (iii) there is no union organization activity involving any of the Employees, pending, or to the Company's Knowledge, threatened, nor has there ever been union representation involving any of the Employees while employed by the Company; (iv) there is no picketing, pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees, pending or threatened;
(v) there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to any of their Knowledge, threatened which could be brought or filed, with any Governmental Authority based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; (vi) the Company and each of its Subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "MASS LAYOFF" or "PLANT CLOSING" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance; and
(vii) there has been no "MASS LAYOFF" or "PLANT CLOSING" as defined by WARN with respect to the Company or any of its Subsidiaries within the previous six (6) months.

                  SECTION 3.14 ENVIRONMENTAL MATTERS.

                  (a) For purposes of this Agreement:

                           (i) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address remediation or monitoring of any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

                           (ii) "ENVIRONMENTAL LAW" means any applicable federal, state, local or foreign Law (including common Law), statute, treaty, rule, regulation, order, ordinance, decree, injunction, judgment or other legal requirement of any Governmental Authority relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss. 6901 et seq.), the Clean Water Act (33 U.S.C.ss. 1251 et seq.), the Clean Air Act (33 U.S.C.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss. 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C.ss. 651 et seq.) ("OSHA") (but only to the extent it regulates occupational exposure to Hazardous Materials), the Oil Pollution Act of 1990 (33 U.S.C.ss. 2701 et seq.) ("OPA 90") and the International Convention for the Prevention of Pollution from Ships ("MARPOL 73178"), and, in each case, the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented;

                           (iii) "HAZARDOUS MATERIAL" means any substance, material or waste which is characterized, classified or otherwise regulated as hazardous, restricted, dangerous or toxic or as a pollutant or contaminant or words of similar meaning or regulatory effect by any Governmental Authority or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos, urea, formaldehyde and polychlorinated biphenyls;

                           (iv) "RELEASE" means any release, spill, effluent, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property or asset (including any Vessel (as hereinafter defined)) owned, operated or leased by the Company or its Subsidiaries; and

                           (v) "REMEDIAL ACTION" means all actions, including, without limitation, any capital expenditures, required by a Governmental Authority or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, investigate, remediate, treat, or in any other way, ameliorate, address or monitor any Hazardous Materials in the environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public or the environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

                  (b) Except as set forth in SCHEDULE 3.14:

                           (i) The operations of the Company and its Subsidiaries have been, for the past five years, and are in compliance with all Environmental Laws, except for such matters the occurrence of which either individually or in the aggregate would not reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000 individually or in the aggregate, and the Company is not aware of any facts, circumstances or conditions, which, without significant capital expenditures, would prevent compliance with Environmental Laws or Environmental Permits (as hereinafter defined) in the future;

                           (ii) The Company and its Subsidiaries have obtained, and will maintain through the Closing, all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws (collectively, ENVIRONMENTAL PERMITS") for the continued operations of their respective businesses, except where the failure to obtain or maintain such items would not reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000 individually or in the aggregate;

                           (iii) The Company and its Subsidiaries are not subject to any outstanding written orders or material contracts with any Governmental Entity or other Person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                           (iv) The Company and its Subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law except for such matters the occurrence of which either individually or in the aggregate would not reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000, and, to its Knowledge, the Company is not aware of any Remedial Action obligations that it or its Subsidiaries has in connection with the Release of any Hazardous Material as a result of either of their operations that would be reasonably expected to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000, individually or in the aggregate;

                           (v) To the Knowledge of the Company, the ownership or operation by the Company or its Subsidiaries of any Subsidiary and their respective operations or current or former real estate or facilities that could not reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000, individually or in the aggregate;

                           (vi) The operations of the Company or its Subsidiaries do not require a permit under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                           (vii) There is not now, nor to the Company's
         Knowledge, has there been in the past, on or in any property of the Company or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments owned or operated by either of such party containing Hazardous Materials, (B) any asbestos-containing materials in a disturbed, exposed condition such that it requires abatement pursuant to Environmental Laws, or (C) any polychlorinated biphenyls present in equipment owned or operated by the Company or any Subsidiary that requires the performance of Remedial Activity under Environmental Laws;

                           (viii) No judicial or administrative proceedings are pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries under Environmental Laws; and

                           (ix) The Company and its Subsidiaries have obtained, and will maintain through the Closing, all insurance and other contracts for the demonstration of financial responsibility required under applicable Environmental Laws for the continued operation of their respective businesses, and the Company is not aware of any facts, circumstances or conditions that would result in loss, cancellation or non-renewal of such insurance or other contracts in the foreseeable future.

                  (c) None of the exceptions set forth on SCHEDULE 3.14 are reasonably likely to result in the Company and its Subsidiaries incurring Environmental Costs and Liabilities in excess of $500,000 individually or in the aggregate.

                  (d) The Company has provided the Investors with copies of all environmentally related assessments, audits, investigations, sampling or similar reports which, to the Knowledge of the Company after reasonable inquiry, are in its possession, custody or control and, in each instance, relating to the Company or its Subsidiaries or any real property currently or formerly owned, operated or leased by or for the Company and its Subsidiaries, and any assets (including Vessels) currently owned, operated or leased by or for the Company and its Subsidiaries.

                  SECTION 3.15 REAL PROPERTY. SCHEDULE 3.15 sets forth all of the real property owned in fee by the Company or any of its Subsidiaries and all real property that the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, pursuant to any lease, sublease or other agreement. Each of the Company and its Subsidiaries has good and marketable title to each parcel of real property owned by it, and each of the Company and its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it, in each case, free and clear of all Liens, except (i) Taxes and general and special assessments not in default and payable without penalty and interest, and (ii) other liens, mortgages, pledges, encumbrances and security interests which do not materially interfere with the Company's or any of its Subsidiaries' use and enjoyment of such real property or materially detract from or diminish the value thereof.

                  SECTION 3.16 ABSENCE OF QUESTIONABLE PAYMENTS. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its

Subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither the Company nor any of its Subsidiaries nor, to the Company's Knowledge, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

                  SECTION 3.17 MATERIAL CONTRACTS. SCHEDULE 3.17 sets forth a list of all Material Contracts as of the date of this Agreement. The Company has heretofore made available to the Investors true, correct and complete copies of all written or oral (in the case of oral agreements or understandings, the Company has provided written summaries thereof to the Investors) contracts and agreements (and all amendments, modifications and supplements thereto and all side letters affecting the obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its Subsidiaries, including, without limitation, (i) Contracts or arrangements that purport to limit, curtail or restrict the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business, (ii) Contracts or arrangements, including charters or similar agreements with respect to Vessels (as hereinafter defined), under which the Company or any of its Subsidiaries has potential revenues, benefits liabilities or obligations in excess of $250,000, other than Gulf Offshore Contracts, (iii) Contracts or arrangements that are not terminable by the Company or such Subsidiary without penalty on less than sixty (60) days' notice, (iv) Contracts or arrangements that would be required to be filed as an exhibit to a Form 10-K filed by the Company with the Commission on the date hereof, (v) any employment, severance, product design or development, personal services, consulting, non-competition or indemnification Contracts, (vi) Contracts or arrangements granting a right of first refusal or first negotiation, (vii) partnership or joint venture Contracts, (viii) Gulf Offshore Contracts that have a term in excess of one-year, (ix) Contracts or arrangements with any Governmental Authority, (x) loan or credit agreements, mortgages, indentures or other agreements or instruments evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any such Contract pursuant to which indebtedness for borrowed money may be incurred, or any guaranty or suretyship Contract or Contracts pursuant to which a Lien is granted, (xi) Contracts granting registration rights, (xii) any lease, sublease or other Contract, pursuant to which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property and pursuant to which the Company or any Subsidiary has potential liabilities or obligations in excess of $250,000, and (xiii) commitments and Contracts to enter into any of the foregoing (collectively, together with any such Contracts entered into in compliance with SECTION 5.01 hereof, the "MATERIAL CONTRACTS"). Each of the Material Contracts constitutes the valid and legally binding obligation of the Company or its Subsidiaries and, to the Company's Knowledge, the other parties thereto, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. To the Company's Knowledge, there is no material default under any Material Contract either by the Company or any of its Subsidiaries or by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder by the Company or any of its Subsidiaries or any other party. Except as set forth on Schedule 3.17, no party to any Material Contract has given written notice to the Company or any of its Subsidiaries of, or made a written claim against the Company or any of its Subsidiaries with respect to, any material breach or default thereunder.

                  SECTION 3.18 INSURANCE. SCHEDULE 3.18 sets forth a list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries; such policies have been issued by insurers, which, to the Company's Knowledge, are reputable and financially sound and provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary industry practice and in compliance with applicable Law. No notice of cancellation or termination has been received with respect to any such policy. Except as set forth on SCHEDULE 3.18, neither the Company nor any of its Subsidiaries has been refused any insurance with respect to any material assets or operations of the Company and its Subsidiaries, nor has any of its coverage been limited in any material respect by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last eighteen months. Except as set forth on SCHEDULE 3.18, neither the Company nor any of its Subsidiaries is and has not been since December 15, 1999 a member of any protection or indemnity club.

                  SECTION 3.19 ASSETS. Except as set forth on SCHEDULE 3.19, the Company and its Subsidiaries own, or have valid leasehold interests in, free and clear of all Liens, all material properties or assets used in the conduct of their businesses. Except as set forth on SCHEDULE 3.19, all of the material tangible assets of the Company and its Subsidiaries are currently in good operating condition, ordinary wear and tear excepted, and, except for Laid-up Vessels (as hereinafter defined) listed on SCHEDULE 3.21, are being used in the business of the Company and its Subsidiaries for the purposes for which they were designed.

                  SECTION 3.20 TRANSACTIONS WITH RELATED PARTIES. To the Knowledge of the Company, no officer or director of the Company or any of its Subsidiaries possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation or business organization that is a supplier, customer, lessor, lessee or competitor or potential competitor of the Company or any of its Subsidiaries or that has entered into any Contract with the Company or any of its Subsidiaries. SCHEDULE 3.20 lists all transactions since December 15, 1999, between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any of its Subsidiaries or any Affiliate of such director or officer, on the other hand, including (a) any debtor or creditor relationship, (b) any transfer or lease of real or personal property or charter or management of any Vessel, and
(c) purchases or sales of products or services.

                  SECTION 3.21 MARITIME MATTERS. The name, official number, registered owner, and jurisdiction of registration of each vessel owned, leased, chartered or operated by the Company or any of its Subsidiaries ("VESSEL"), including Vessels that are not currently in operation ("LAID-UP VESSELS") is set forth, as of the date hereof, on SCHEDULE 3.21 hereto. Except as set forth on such Schedule, each Vessel is operated in material compliance with all applicable maritime Laws, including, without limitation, with respect to each Vessel operated in the coastwise trade of the United States of America, the Shipping Act, 1916, and the Merchant Marine Act, 1920, each as amended and in effect, and the regulations promulgated thereunder, provided that, with respect to the effect of the Stock Purchase on the Company's qualification to operate vessels in the coastwise trade of the United States of America, the Company will rely upon the Ruling. Each Vessel that is designated as a Laid-up Vessel on
SCHEDULE 3.21 is maintained in accordance with ordinary and reasonable commercial standards for Laid-up Vessels. Each Vessel is maintained and (other than Laid-up Vessels) operated in material compliance with all applicable Environmental Laws. The Company and its Subsidiaries are qualified to own and operate the Vessels under all applicable Laws (including the Laws of each Vessel's flag state). Except as permitted by the Laws of the flag state, each Vessel is classified in the highest class available for vessels of its age and type with the American Bureau of Shipping, Inc. or another reputable internationally recognized classification society, free of any overdue conditions or recommendations, other than such conditions or recommendations which remediation or implementation the classification society or flag state have agreed to postpone, and which if not cured by the owner thereof would not materially diminish such Vessel's value. With respect to Vessels not required by the Laws of the flag state to be classed, such Vessels are covered by valid certificates of inspection or the equivalent, except with respect to any Laid-up Vessel with expired certificates, which Vessel will be provided with a new certificate of inspection or an equivalent instrument before its return to operations by the Company or any of its Subsidiaries.

                  SECTION 3.22 SUPPLIERS AND CUSTOMERS. To the Company's Knowledge, (a) no supplier providing products, materials or services to the Company or any of its Subsidiaries intends to cease selling such products, materials or services to the Company or its Subsidiaries or to limit or reduce such sales or alter the terms or conditions of such sales and (b) no customer of the Company or any of its Subsidiaries intends to terminate, limit or reduce its or their business relations with the Company or any of its Subsidiaries.

                  SECTION 3.23 BROKERS. Except as disclosed on SCHEDULE 3.23 (for which the Company shall be solely liable), no agent, broker, person or firm acting, directly or indirectly, on behalf of the Company is, or will be, entitled to any commission or broker's or finder's fees from the Company or the Investors in connection with any of the Transactions.

                  SECTION 3.24 FAIRNESS OPINION. The Board of Directors has received the opinion of RBC Dain Rauscher Inc. that the Stock Purchase purchase price of $8.00 (less applicable transaction fees and expenses) per Share is fair, from a financial point of view, to the Company.

                  SECTION 3.25 FOREIGN OWNERSHIP. As of the date hereof, immediately prior to, and, assuming the Ruling has been obtained and the Investors have complied with any requirements thereunder, immediately following the Closing, to the Company's Knowledge, "Non-Citizens" (as defined in the Company's Certificate of Incorporation) beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act) not more than 24.9% of the outstanding shares of Common Stock.

                  SECTION 3.26 RULING. All information with respect to the Company submitted by or on behalf of the Company to the United States Coast Guard in support of the Ruling is, and at the time of submission and issuance will be, true and correct in all material respects.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  Each Investor severally as to itself only, and not jointly, hereby represents and warrants to the Company on the date hereof and as of the Closing Date, as follows:

                  SECTION 4.01 ORGANIZATION; AUTHORIZATION; ENFORCEABILITY. Such Investor is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted and as currently proposed to be conducted. Such Investor has the power to execute, deliver and perform its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and to consummate the Transactions. No other proceedings on the part of such Investor are necessary for such authorization, execution, delivery and consummation. Such Investor has duly executed and delivered this Agreement. Assuming the execution thereof by the other parties thereto, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles).

                  SECTION 4.02 PRIVATE PLACEMENT. Such Investor (a) understands that the offering and sale of the Shares by the Company is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) thereof; (b) is an "ACCREDITED INVESTOR," as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (c) is acquiring the Shares for its own account (or for accounts over which it exercises investment authority), for investment and not with a view to the resale or distribution thereof in violation of any applicable securities Law; (d) understands that the Shares will be issued in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities Laws, and that such securities may not be sold unless the disposition thereof is registered or qualified under the Securities Act and such Laws or is exempt from such registration or qualification; and (e) has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Shares.

                  SECTION 4.03 NO VIOLATION; CONSENTS. Except for (a) filings by such Investor, if any, required by the HSR Act and the expiration or termination of the applicable waiting period with respect thereto, (b) applicable filings, if any, with the Commission pursuant to the Exchange Act, and (c) the Ruling, no consent, authorization or order of, or filing or registration with, any Governmental Authority is required to be obtained or made by such Investor for the execution, delivery and performance of the Transaction Documents or the consummation of the Transactions. Neither the execution, delivery and performance of the Transaction Documents by such Investor nor the consummation by such Investor will conflict with or result in any breach of any provision of the organizational documents of such Investor.

                  SECTION 4.04 FINANCING. Such Investor will have on the Closing Date sufficient funds to purchase the Shares set forth with respect to such Investor on SCHEDULE 1.

                  SECTION 4.05 CITIZENSHIP. All information with respect to such Investor submitted by or on behalf of such Investor to the United States Coast Guard in support of the Ruling is, and at the time of submission and issuance will be, true and correct in all material respects.

                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01 CONDUCT OF BUSINESS PENDING THE CLOSING. Except as contemplated by this Agreement and except for the consummation of the transactions previously disclosed in writing to the Investors on the terms specified therein ("PERMITTED TRANSACTIONS"), during the period from the date hereof to the Closing, the Company will, and will cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the Investors:

                  (a) amend its certificate of incorporation or bylaws (or other similar governing instrument);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or other equity interest or any equity equivalents (including, without limitation, any stock options or stock appreciation rights), or any other securities convertible into or exchangeable for any stock, other equity interest or equity equivalent, except for the issuance or sale of Common Stock pursuant to the exercise of currently outstanding warrants and stock options disclosed on SCHEDULE 3.02(A);

                  (c) (i) split, combine or reclassify any shares of its capital stock; (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than dividends or distributions made to the Company);
(iii) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such (other than dividends or distributions made to the Company); (iv) redeem, repurchase or otherwise acquire any of its securities or any securities of any of its Subsidiaries; or (v) amend the terms of any of its outstanding securities such as would increase its obligations thereunder;

                  (d) adopt a plan of complete or partial liquidation or dissolution except as set forth on SCHEDULE 5.01(D);

                  (e) become a party to any merger (other than a merger among wholly owned Subsidiaries of the Company and no other Persons), consolidation, combination, recapitalization, reorganization or restructuring;

                  (f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for borrowings in the ordinary and usual course of business consistent with past practice under the Existing Credit Facility; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except in the ordinary and usual course of business consistent with past practice and in amounts not material to the Company and its Subsidiaries, taken as a whole, and except for guarantees of obligations of the Company or wholly-owned Subsidiaries of the Company; (iii) make any loans, advances or capital contributions to, or investments in, any other Person (other than to wholly-owned Subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

                  (g) except as may be required by Law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary and usual course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units) except as set forth on SCHEDULE 5.01(G);

                  (h) acquire, sell, lease or dispose of any assets having an initial cost or fair market value in excess of $500,000 or any assets which individually or in the aggregate are material to the Company and its Subsidiaries taken as a whole;

                  (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

                  (j) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary and usual course of business consistent with past practice or as required by GAAP;

                  (k) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any Person or division thereof or any equity interest therein;
(ii) enter into any Contract, other than in the ordinary and usual course of business consistent with past practice, or amend in any material respect any of the Material Contracts; (iii) authorize any new capital expenditure or expenditures which individually is in excess of $250,000 or which exceed, in the aggregate, $500,000, other than capital expenditures that are currently budgeted in the Company's annual budget, a copy of which has been previously provided to the Investors; or (iv) enter into or amend any Contract providing for the taking of any action that would be prohibited hereunder;

                  (l) depart from any normal drydock and maintenance practices or discontinue replacement of spares in operating its fleet;

                  (m) defer any scheduled maintenance on any Vessels except as may be contemplated in the Company's annual budget, as modified to the date hereof;

                  (n) make or revoke any Tax election, or settle or compromise any Tax liability, or change (or make a request to any taxing authority to change) any aspect of its method of accounting for Tax purposes;

                  (o) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business consistent with past practice of liabilities reflected or reserved against in, the consolidated financial statements of the Company and its Subsidiaries or incurred in the ordinary and usual course of business consistent with past practice, or amend or waive any material right, or the benefits of any confidentiality, standstill or similar agreement to which the Company or any of its Subsidiaries is a party;

                  (p) settle or compromise any pending or threatened suit, action or material claim or any claim relating to the Transactions;

                  (q) enter into any Contract or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries (or that could, after the Closing, limit or restrict the Company or any of its Affiliates) from engaging or competing in any line of business or in any geographic area;

                  (r) change or modify its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or fail to pay or delay payment of payables or other liabilities; or

                  (s) take, propose to take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 5.1(A) through 5.1(R) or any action which would make any of the representations or warranties of the Company contained in this Agreement (i) which are qualified as to materiality untrue or incorrect or (ii) which are not so qualified untrue or incorrect in any material respect.

                  In addition, except in circumstances in which the duties of the parties hereto under this Agreement are specifically described herein, the Company and each of the Investors shall use its respective commercially reasonable efforts to cause all conditions contained in, in the case of the Company, SECTIONS 6.02 and 6.03, and in the case of the Investors, SECTIONS 6.01 and 6.03(B), hereof to be satisfied at the earliest practicable date.

                  SECTION 5.02 ACCESS. Between the date hereof and the Closing, the Company will give the Investors and their authorized representatives (including counsel, financial advisors and auditors) reasonable access during normal business hours to all employees, offices and facilities and to all books and records of the Company and its Subsidiaries, will permit the Investors to make such inspections as the Investors may reasonably require and will cause the Company's officers and those of its Subsidiaries to furnish the Investors with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as the Investors may from time to time reasonably request.

                  SECTION 5.03 PREPARATION OF PROXY STATEMENT; STOCKHOLDER MEETING. The Company shall, as promptly as practicable, prepare and file with the Commission a proxy statement (the "PROXY STATEMENT") with respect to the stockholder approval of the Stock Purchase and the Charter Amendment. The Company shall cause the Proxy Statement and the accompanying solicitation of proxies to comply with applicable Law, including the Exchange Act, and any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company are listed or quoted. The Company shall provide the Investors and their counsel with (a) a reasonable opportunity to review and comment on any draft of the Proxy Statement or any amendment or supplement thereto prior to its filing with the Commission, and (b) copies of all such filings and all written comments (and details of all oral comments) received from the Commission with respect thereto promptly following receipt thereof. If at any time prior to the Closing Date any event should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly so advise the Investors and such event shall be so described, and such amendment or supplement (which the Investors shall have a reasonable opportunity to review prior to its filing) shall be promptly filed with the Commission and, to the extent required by applicable Law or any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company are listed or quoted, disseminated to the stockholders of the Company. The Company shall use its commercially reasonable efforts to cause such Proxy Statement to be mailed to its stockholders at the earliest practicable date. The Company shall take all lawful action to (i) cause a special meeting of its stockholders (the "COMPANY STOCKHOLDER MEETING") to be duly called and held as soon as practicable after the date of this Agreement for the purpose of voting on the approval of the Stock Purchase and the Charter Amendment, and (ii) solicit proxies from its stockholders to obtain the Company Requisite Vote for the approval of the Stock Purchase and the Charter Amendment. The Board of Directors shall recommend that the Company's stockholders approve the Stock Purchase and the Charter Amendment, and the Board of Directors shall not withdraw, amend or modify, in a manner adverse to the Investors, such recommendation (or announce publicly its intention to do so) unless and until this Agreement shall have been terminated in accordance with its terms or unless the Board of Directors determines in good faith that it is required to do so in the exercise of its fiduciary duties after consulting with outside legal counsel; provided that in the event the Investors terminate this Agreement pursuant to SECTION 7.01(K) hereof, the Company pays the termination fee contemplated in SECTION 7.03.

                  SECTION 5.04 COMMERCIALLY REASONABLE EFFORTS. Except in circumstances in which the duties of the parties hereto under this Agreement are specifically described herein, subject to applicable Law, each of the parties shall act in good faith and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the Transactions at the earliest practicable date. In furtherance and not in limitation of the foregoing, (a) to the extent required of a party hereto pursuant to the HSR Act, such party shall make an appropriate filing (together with the payment of any required fees) of a Notification and Report Form with respect to the Transactions as promptly as practicable (and in any event within ten (10) Business Days of the date hereof provided that all necessary information required from any other party for such filing is timely provided) and shall supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its commercially reasonable efforts to take, or cause to be taken, all other actions consistent with this Section necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (b) except in circumstances in which the duties of the parties hereto under this Agreement are specifically described herein, the parties shall, and shall cause their respective Affiliates to use their respective commercially reasonable efforts to obtain all other consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permissions by, and give all necessary notices to, and make all filings with and applications and submissions to, any other Governmental Authority or other Person required for such party to consummate the Transactions as promptly as reasonably practicable. The parties shall each keep each other reasonably apprised of the status of material matters relating to the completion of the Transactions. Each of the Investors and the Company shall, in connection with the efforts referenced above in this Section to obtain all requisite approvals and authorizations for the Transactions, use its commercially reasonable efforts to cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party. Except as expressly set forth elsewhere in this Agreement, including without limitation the obligation to pay required fees pursuant to the HSR Act as required by this Section and SECTION 5.11, under no circumstances shall the Investors be required to take any action that would materially and adversely affect the Investors, pay any amounts (other than the payment of routine and immaterial filing fees and expenses and fees of counsel), make any financial accommodations, dispose of any assets or agree to do any of the foregoing with respect to consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications or other permissions, filings, applications or submissions required to be obtained by the Company. Notwithstanding anything to the contrary contained herein, neither the Investors nor their Affiliates will be required or obligated to commence any litigation or divest or hold separate any business or assets in connection with the consummation of the transactions contemplated by this Agreement.

                  SECTION 5.05 LISTING OF SHARES. The Company shall use its commercially reasonable efforts to cause the Shares to be listed or otherwise eligible for listing and trading on the Nasdaq National Market System prior to the Closing Date.

                  SECTION 5.06 USE OF PROCEEDS. The Company shall use the proceeds from the Stock Purchase to repay obligations under its Existing Credit Facility or the Notes and, to the extent proceeds exceed such obligations, for working capital and general corporate purposes.

                  SECTION 5.07 BOARD OF DIRECTORS. In connection with the Company's efforts to cause the condition set forth in SECTION 6.02(F) hereof to be satisfied, the Company shall take such actions as may be required to cause the Company at Closing to (i) increase the size of the Board of Directors (and, to the extent requested by the Investors, committees), or exercise its commercially reasonable efforts to secure the resignations of such number of directors, or both, as is necessary to enable the Investors' designees to be appointed to, and constitute a majority of the members of, the Board of Directors (and, to the extent requested by the Investors, each committee thereof), and cause the Investors' designees (who shall be reasonably acceptable to the Company) to be so appointed and (ii) cause at least three incumbent independent directors (within the meaning of the Charter Amendment) of the Company, as designated by the Investors, to continue as members of the Board of Directors for an initial term of at least one year from the Closing, subject to the provisions of the Stockholders Agreement. The Investors shall advise the Company of its director designees within a reasonable time prior to the initial filing of a preliminary Proxy Statement by the Company as contemplated in
SECTION 5.03.

                  SECTION 5.08 NO SOLICITATION.

                  (a) The Company shall not, directly or indirectly through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries), (i) make any offer or proposal to any Person to, directly or indirectly, (A) sell, issue or otherwise transfer any capital stock (including, without limitation, by way of a tender offer) of the Company, (B) sell or otherwise transfer any material assets or properties of the Company or any of its Subsidiaries (other than Permitted Transactions on the terms previously disclosed in writing to the Investors) or (C) effect any recapitalization, refinancing, restructuring, merger, consolidation or other business combination involving the Company (any of the foregoing referred to herein as an "ALTERNATIVE TRANSACTION"), (ii) grant any waivers with respect to
Section 203 of the DGCL to any third parties, (iii) solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any Alternative Transaction (an "ACQUISITION PROPOSAL") or
(iii) have any discussion with or provide any non-public information or data to any third party that would encourage, facilitate or further an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; PROVIDED THAT the Company may have discussions with and provide non-public information and data (but only to the extent that such information was previously provided to the Investors prior to the execution of this Agreement or is provided to the Investors concurrently therewith) to a third party that has made an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (x) the Board of Directors determines in good faith
(i) that such Acquisition Proposal would, if consummated, be reasonably likely to constitute a Superior Proposal (as hereinafter defined) and (ii) after consulting with outside legal counsel, that failing to take such action would constitute a breach of the fiduciary obligations of the Board of Directors under applicable Law and (y) prior to taking such action, the Company provides reasonable notice to the Investors (not later than 48 hours prior to taking any such action) to the effect that it is taking such action and receives from such Person an executed confidentiality/standstill agreement in reasonably customary form.

                  (b) The Company shall notify the Investors orally and in writing promptly (but in no event later than 24 hours) after receipt of any Acquisition Proposal, and any modification of or amendment to any Acquisition Proposal, and any request for non-public information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any Subsidiary by any Person that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall indicate the identity of the Person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the material terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal and copies of any written Acquisition Proposals or amendments or supplements thereto. The Company shall keep the Investors informed, on a current basis, of any material changes in the status and any material changes or modifications in the material terms of any such Acquisition Proposal, indication or request.

                  (c) The Company shall (and shall cause its representatives to) immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than the Investors) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party.

                  (d) The Board of Directors shall not approve or recommend or permit the Company or any of its Subsidiaries to enter into any Contract with respect to any Acquisition Proposal made by any Person other than the Investors. Notwithstanding the foregoing, (i) the Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; and (ii) if the Board of Directors, after consulting with outside legal counsel, determines in good faith that failing to take such action would constitute a breach of the fiduciary obligations of the Board of Directors under applicable Law, the Board of Directors may approve or recommend an Acquisition Proposal or cause the Company to enter into a Contract with respect thereto, but in the case of clause (ii) only if (a) the Company provides written notice to the Investors (a "NOTICE OF SUPERIOR PROPOSAL"), which notice must be received by the Investors at least seven (7) Business Days (exclusive of the day of receipt by the Investors) prior to the time it intends to cause the Company to enter into such a Contract, advising the Investors in writing that the Board of Directors has received an Acquisition Proposal that it believes constitutes a Superior Proposal and that it intends to accept and, with respect to which, enter into a definitive agreement, subject to the provisions of this SECTION 5.08(D), providing a copy of any written offer or proposal describing the Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal, (b) as of the end of the seven (7) Business Day period referenced above, the Investors shall have failed to notify the Company in writing that they have determined to revise the terms of the Transactions so that such Acquisition Proposal would not constitute a Superior Proposal, and (c) the Company terminates this Agreement in accordance with the requirements of SECTION 7.01(H) (and pays the termination fee contemplated by SECTION 7.03) within 48 hours after the lapse of the seven (7) Business Day period referenced above and immediately thereafter enters into an agreement with respect to such Superior Proposal. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means a bona fide Acquisition Proposal to (i) acquire for cash more than 50% of the Common Stock of the Company (determined on a fully-diluted basis and after giving effect to the consummation of such Superior Proposal) or (ii) invest $100 million or more for newly issued equity of the Company, that, in either case, is not subject to a financing condition nor due diligence and not directly or indirectly initiated, solicited, encouraged or knowingly facilitated by the Company in violation of this Agreement, which the Board of Directors determines in its good faith judgment (based on the advice of an investment banker of nationally recognized reputation), taking into account all relevant legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would provide aggregate greater value from a financial point of view to the Company and its stockholders than the Transactions and (ii) is reasonably likely to be completed.

                  SECTION 5.09 TENDER OFFER; REDEMPTION OF NOTE; DEBT OFFERING.

                  (a) To the extent that the Investors and the Company mutually agree to commence a Tender Offer, (i) the Company shall promptly commence the Tender Offer on terms and conditions (including, without limitation, the offer price) reasonably acceptable to the Investors and (ii) the Company shall use its commercially reasonable efforts to effect and consummate such Tender Offer prior to, or concurrently with, the Closing.

                  (b) Concurrently with the Closing, the Company shall mail notice to all holders of Notes, pursuant to Article III of the Notes Indenture, of the Company's intention to redeem all outstanding Notes on the date that is 30 days following the Closing Date at a redemption price determined in accordance with the Notes Indenture, and at or immediately following the Closing the Company shall deposit with the Paying Agent (as defined in the Notes Indenture), pursuant to SECTION 3.5 of the Notes Indenture, money sufficient to pay the redemption price for all outstanding Notes. In addition, the Company shall take, or cause to be taken, all other actions necessary to redeem the Notes and to satisfy and discharge effective concurrently with the Closing all obligations of the Company and its Subsidiaries under the Notes Indenture and to obtain the release of all liens relating to the Collateral (as defined in the Notes Indenture) with respect thereto. The actions described in this SECTION 5.09(B) are collectively referred to as the "REDEMPTION."

                  (c) To the extent that the Investors and the Company mutually agree to commence a Debt Offering, (i) the Company shall promptly commence the Debt Offering on terms and conditions reasonably acceptable to the Investors and
(ii) the Company shall use its commercially reasonable efforts to effect and consummate the closing of the Debt Offering prior to, or concurrently with, the Closing.

                  SECTION 5.10 BREACHES OF REPRESENTATIONS AND WARRANTIES AND COVENANTS. The Company will, promptly upon becoming aware of (i) any material inaccuracy of any representation or warranty of the Company contained in this Agreement or (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement on or prior to the Closing Date, notify the Investors of such inaccuracy, breach or non-satisfaction. Each Investor will, promptly upon becoming aware of (i) any material inaccuracy of any representation or warranty of such Investor contained in this Agreement (ii) any failure on its part to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement on or prior to the Closing Date, notify the Company of such inaccuracy, breach or non-satisfaction. The Company shall notify the Investors, as promptly as practicable, of any changes to SCHEDULE 3.21, as a result of Vessels becoming or ceasing to be Laid-up Vessels.

                  SECTION 5.11 RULING REQUEST; RULING.

                  (a) The Investors and the Company shall cooperate to make a request to the United States Coast Guard within five (5) Business Days of the date hereof for a ruling that the Transactions will not result in the Company's inability to comply with the requirements of Section 2 of the Shipping Act, 1916, as amended, for the ownership and operation of vessels in the United States coastwise trade (the "RULING"), and each party hereto shall as promptly as practicable supply any additional information and documentary material that may be requested in respect of the Ruling and use its commercially reasonable efforts to take, or cause to be taken, all other actions consistent with this Section necessary to obtain the Ruling as soon as practicable; provided, however, commercially reasonable efforts shall, among other things, not require the Investors, or any of their respective affiliates, and under no circumstances will the Investors (or any of their respective affiliates) or the Company be required, to (i) disclose the identity of individual investors or limited partners of the Investors (or any of their respective affiliates), (ii) make changes to their respective organizational structures beyond that required by the initial request for a Ruling if such changes would have a material adverse effect on the investment or require approval of the partners of MBP III (except as it relates to the organization of DLJMB Seabulk Investors, LLC) or Carlyle/Riverstone Global Energy and Power Fund I, L.P., (iii) pay any amounts (other than legal and administrative expenses incurred in connection with seeking to obtain the Ruling), (iv) make any financial accommodations (other than legal and administrative expenses incurred in connection with seeking to obtain the Ruling), (v) require any changes in the organization or ownership of the individual investors or partners of Carlyle/Riverstone Global Energy and Power Fund I, L.P. or (vi) dispose of any assets or take any action that would impose any material adverse prohibition, liability, condition, restriction or imposition on any Investors or any Affiliate of such Investor.

                  (b) MBP III shall recommend to their limited partners that such limited partners consent to and approve amendments to their respective partnership agreements to comply with the Ruling, provided that the Ruling is not inconsistent with the conditions set forth in SECTION 6.02(H).

                  SECTION 5.12 CAPITALIZATION CERTIFICATE. Three (3) Business Days prior to the Closing, the Company shall deliver to the Investors a certificate, certified by an appropriate executive officer of the Company, setting forth, as of such date, all of the information contained in SECTION 3.02(A) with respect to the outstanding shares of capital stock of the Company and the Company Securities.

                  SECTION 5.13 BY-LAWS. The Company shall amend its by-laws to provide (a) that a quorum for meetings of the Board of Directors of the Company will consist of seven (7) directors and (b) for the elimination of the classified Board of Directors.

                  SECTION 5.14 CERTIFICATES; LEGEND. So long as applicable, each certificate representing Shares shall be stamped with a legend substantially in the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN AVAILABLE EXEMPTION FROM REGISTRATION REQUIREMENTS UNDER APPLICABLE U.S. SECURITIES LAWS.

                  The Company shall promptly, upon request, remove such legend once it is no longer required under applicable securities Laws. Upon surrender of any certificate representing Shares for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of shares represented by the certificate so surrendered and registered as such holder may request.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE CLOSING

                  SECTION 6.01 CONDITIONS TO THE COMPANY'S OBLIGATIONS IN RESPECT OF THE CLOSING. The obligations of the Company to effect the Transactions and deliver the Shares hereunder shall be subject, at the election of the Company, to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                  (a) The representations and warranties of each Investor contained in this Agreement shall be (i) in the case of representations and warranties that are qualified as to materiality, true and correct, and (ii) in all other cases, true and correct in all material respects, in each case, when made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except as to any representation or warranty that specifically relates to an earlier date, which need only be so true and correct as of such date).

                  (b) Each Investor shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed and complied with by such Investor on the Closing Date prior to the Closing.

                  (c) Each Investor shall have delivered to the Company a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraphs (a) and (b) of this SECTION 6.01 has been satisfied.

                  (d) The Ruling shall have been obtained, shall be in full force and effect and shall not impose any material adverse prohibitions, liabilities, limitations, conditions or restrictions on the Company.

                  (e) Each of the Investors shall have executed the Stockholders Agreement.

                  SECTION 6.02 CONDITIONS TO EACH INVESTOR'S OBLIGATIONS IN RESPECT OF THE CLOSING. The obligation of each Investor to purchase the Shares to be purchased by it hereunder shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

                  (a) The representations and warranties of the Company contained in this Agreement shall be (i) in the case of representations and warranties that are qualified as to materiality or Material Adverse Effect, true and correct, and (ii) in all other cases, true and correct in all material respects, in each case, when made and on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except as to any representation or warranty that specifically relates to an earlier date, which need only be so true and correct as of such date) except for SECTIONS 3.02 and 3.03, which shall be true and correct in all respects.

                  (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in the Transaction Documents to be performed and complied with by the Company prior to the Closing.

                  (c) The Company shall have delivered to the Investors a certificate executed by it or on its behalf by a duly authorized representative, dated the Closing Date, to the effect that each of the conditions specified in paragraphs (a) and (b) of this SECTION 6.02 has been satisfied.

                  (d) The Shares shall have been approved for listing and quotation on the Nasdaq National Market System, subject to official notice of issuance.

                  (e) The Investors shall have received the opinion or opinions of counsel to the Company referred to in SECTION 2.03(B).

                  (f) Persons designated in writing by the Investors shall constitute at least a majority of the directors on the Board of Directors (and, to the extent requested by the Investors, all committees thereof).

                  (g) The Company and Gerhard Kurz shall have executed the Stockholders Agreement, unless the failure by the Company or Gerhard Kurz to execute the Stockholders Agreement resulted from the failure of the Investors to propose an agreed form of Stokholders Agreement consistent with the Stockholder Agreement term sheet.

                  (h) The Ruling shall have been obtained, shall be in full force and effect and shall not impose, and shall not require the Investors or the Company to take any action, or agree to take any action that would impose, any material adverse prohibition, liability, limitation, condition, restriction or imposition on the Investors, their partners or other investors or the Company other than those contained in the initial Ruling request.

                  (i) To the extent applicable for an Investor, the partnership agreements or other governing documents of the Investors or their Affiliates shall have been amended, and the Investors or their Affiliates shall have obtained such citizenship certificates and any other consents from such Persons, as may be necessary to comply with the Investors' request for the Ruling and to obtain the Ruling.

                  (j) The Company shall have executed and delivered the Fee Letter.

                  (k) The Company and Gerhard E. Kurz shall have executed and delivered the Kurz Employment Agreement.

                  (l) Except as relates to compliance with the requirements of 46 U.S.C. App.ss. 883 and 46 U.S.C.ss. 12102 for the ownership and operation of vessels in the United States coastwise trade and the related provisions of the Company's certificate of incorporation regarding such matters with respect to the acquisition, ownership, operation or control of the Company by Affiliates of an Investor other than a Permitted Transferee, and assuming the Ruling is granted, there shall not be in effect any provision of any applicable Law or any injunction, order or decree of any Governmental Authority, or any pending suit, action, arbitration or proceeding, (i) seeking to prohibit or limit the acquisition, ownership, operation or control by any Investor or any of its Affiliates of any Common Stock or any portion of the assets, operations or business of the Company or any of its Subsidiaries, or to compel any Investor or any if its Affiliates to dispose of any Common Stock, (ii) seeking to impose limitations on the ability of any Investor or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any Common Stock, including the right to vote any Common Stock on all matters properly presented to the stockholders of the Company, (iii) challenging or seeking to restrain or prohibit the Closing or any of the Transactions or (iv) which would, as a result of the Transactions, cause the termination of or materially limit any right, privilege, permit, license or franchise of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole.

                  (m) The Company shall have paid the expenses of the Investors (as contemplated by SECTION 8.11) and the Transaction Fee (as defined in the Fee Letter).

                  (n) As of the Closing and after the consummation of the Transactions and the payment of all fees and expenses incurred in connection with the Transactions, including, without limitation, the fees and expenses payable to RBC Dain Rauscher Inc., fees and expenses payable by the Company pursuant to SECTION 8.11, fees payable pursuant to the Fee Letter, fees and expenses of the Company's legal counsel and accountants or other advisor (the "TRANSACTION EXPENSES"), the Company shall have $17,500,000 of cash on hand or available for borrowing (pro forma for the completion of the Refinancing and the repayment of the Notes) under the credit facility to be entered into in connection with the Refinancing or under any facilities or agreements that monetize or securitize payments from time charters on Company tankers, provided such charters (as may be subsequently amended in accordance with SECTION 5.01 hereof) are in effect as of the date of this Agreement (the "MINIMUM LIQUIDITY"); provided, however, that in the event that the Transaction Expenses exceed $11,000,000, the Minimum Liquidity required by this SECTION 6.02(N) shall be reduced by such excess amount.

                  SECTION 6.03 CONDITIONS TO EACH PARTY'S OBLIGATIONS IN RESPECT OF THE CLOSING. The respective obligations of the Company and each Investor hereunder required to be performed at the Closing shall be subject, to the satisfaction or waiver, on or prior to the Closing Date, of the following additional conditions:

                  (a) The Company Requisite Vote shall have been obtained at the first meeting of the stockholders called for the purpose of obtaining the Company Requisite Vote or at any adjournment thereof.

                  (b) Any waiting period under the HSR Act applicable to the Transactions shall have expired or been terminated.

                  (c) No provision of any applicable Law, injunction, order or decree of any Governmental Entity shall be in effect which has the effect of making any of the Transactions illegal or which otherwise prohibits the consummation of the Transactions.

                  (d) [Intentionally omitted.];

                  (e) A certificate of amendment setting forth the Charter Amendment shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective in accordance with the applicable provisions of the DGCL.

                  (f) The transactions contemplated by the Commitment Letter, including the Refinancing, shall have been consummated on the terms set forth in the Commitment Letter.

                  (g) Any and all consents, clearances, waivers, approvals, authorizations or orders that are necessary in connection with the consummation of the Transactions (including those contemplated by SCHEDULE 3.08) shall have been obtained.

                                   ARTICLE VII

                                   TERMINATION

                  SECTION 7.01 TERMINATION. This Agreement may be terminated as follows:

                  (a) at any time prior to the Closing by mutual written agreement of the Company and the Investors;

                  (b) by the Investors, if there shall have been a material breach of any of the representations, warranties, covenants or other obligations of the Company set forth in this Agreement, which breach is not reasonably capable of being cured or, if reasonably capable of being cured, is not cured within ten (10) Business Days following the Company's receipt of notice from the Investors of such breach;

                  (c) by the Company, if there shall have been a material breach of any of the representations, warranties, covenants or other obligations of the Investors set forth in this Agreement, which breach is not reasonably capable of being cured or, if reasonably capable of being cured, is not cured within ten (10) Business Days following the Investors' receipt of notice from the Company of such breach;

                  (d) by either the Company or the Investors, at any time after October 15, 2002, if the Closing shall not have occurred on or prior to such date; PROVIDED THAT the right to terminate this Agreement under this SECTION 7.01(D) shall not be available to any party whose breach of, or failure to fulfill any obligation under, this Agreement was the cause of or resulted in the failure of the Closing to occur on or before such date;

                  (e) [Intentionally omitted.]

                  (f) by the Investors, if any of the conditions specified in SECTIONS 6.02 OR 6.03 shall have become incapable of fulfillment and shall not have been waived by the Investors, provided that the right to terminate under this SECTION 7.01(F) shall not be available if the Investors shall have breached in any material respect their representations, warranties or obligations contained in this Agreement;

                  (g) by the Company, if any of the conditions specified in SECTIONS 6.01 OR 6.03 shall have become incapable of fulfillment and shall not have been waived by the Company, provided that the right to terminate under this
SECTION 7.01(G) shall not be available if the Company shall have breached in any material respect its representations, warranties or obligations contained in this Agreement;

                  (h) by the Company if (i) the Board of Directors shall have determined that an Acquisition Proposal constitutes a Superior Proposal in accordance with the requirements of SECTION 5.08(D), (ii) the Company shall have delivered to the Investors a written notice of the determination by the Board of Directors to terminate this Agreement pursuant to this SECTION 7.01(H) and followed in all material respects the procedures required by SECTION 5.08(D), and (iii) immediately prior to such termination, the Company shall have made payment of the full amounts required by SECTION 7.03;

                  (i) [Intentionally omitted.]

                  (j) by the Investors, except as relates to compliance with the requirements of 46 U.S.C. App. ss. 883 and 46 U.S.C. ss. 12102 for the ownership and operation of vessels in the United States coastwise trade and the related provisions of the Company's certificate of incorporation regarding such matters with respect to acquisition, ownership, operation or control of the Company by Affiliates of an Investor other than a Permitted Transferee, and assuming the Ruling is granted, if there shall be in effect any provision of any applicable Law or any final and non-appealable injunction, order or decree of any Governmental Authority, (i) seeking to prohibit or limit the acquisition, ownership, operation or control by any Investor or any of its Affiliates of any Common Stock or any portion of the assets, operations or business of the Company or any of its Subsidiaries, or to compel any Investor or any if its Affiliates to dispose of any Common Stock, (ii) seeking to impose limitations on the ability of any Investor or any of its Affiliates to acquire or hold, or exercise full rights of ownership of, any Common Stock, including the right to vote any Common Stock on all matters properly presented to the stockholders of the Company, (iii) challenging or seeking to restrain or prohibit the Closing or any of the Transactions or (iv) which would, as a result of the Transactions, cause the termination of or materially limit any right, privilege, permit, license or franchise of the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole.

                  (k) by the Investors, if the Board of Directors (i) has withdrawn, or amended or modified, in a manner adverse to the Investors, its recommendation that the Company's stockholders approve the Stock Purchase and the Charter Amendment (or has announced publicly its intention to do so) or (ii) has recommended an Alternative Transaction to the Company's stockholders (or has announced publicly its intention to do so).

                  SECTION 7.02 MANNER AND EFFECT OF TERMINATION. In the event of termination of this Agreement, written notice thereof shall be given to the other parties specifying the provision hereof pursuant to which such termination is made. Upon termination, this Agreement shall become null and void and of no further force or effect, and the parties hereto shall be released from all future obligations hereunder; PROVIDED, however, that this SECTION 7.02, SECTION
7.03 and Article VIII shall remain in full force and effect and no party shall be relieved from liability with respect to a breach of this Agreement as a result of the termination of this Agreement.

                  SECTION 7.03 TERMINATION FEE. In the event this Agreement is to be terminated (i) by the Company pursuant to SECTION 7.01(H), then the Company shall pay to the Investors, as a condition to the effectiveness of such termination, by wire transfer of immediately available funds $6,000,000 and the expense reimbursement contemplated by SECTION 8.11 or (ii) by the Investors pursuant to SECTION 7.01(K), then the Company shall pay to the Investors, within twenty-four (24) hours of such termination, by wire transfer of immediately available funds, $6,000,000 and the expense reimbursement contemplated by
SECTION 8.11, provided that in the event of a termination pursuant to SECTION 7.01(H) or 7.01(K), the Company will not be obligated to pay or reimburse the Investors for their fees on expenses in an amount in excess of two million dollars ($2,000,000). In the event that the Company shall fail to pay the amounts required pursuant to this SECTION 7.03 when due, the Company shall pay to the Investors their costs and expenses (including attorneys' fees) in connection with collection of such amounts. The Company acknowledges that the fee contained in this SECTION 7.03 is fair and reasonable (and not a penalty) and that the agreements contained in this SECTION 7.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Investors would not enter into this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01 SURVIVAL; EFFECT OF INVESTIGATION. Except as otherwise provided in this SECTION 8.01, the representations, warranties, covenants and agreements of the parties hereto shall remain in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, agents or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available to any such Person in such investigation shall be deemed to be disclosed in this Agreement or in the schedules hereto, except to the extent actually set forth or referred to herein or therein. The representations and warranties contained in this Agreement shall terminate upon the Closing.

SECTION 8.02 NOTICES. All notices, demands, requests, consents, approvals or other communications (collectively, "NOTICES") required or permitted to be given hereunder, or that are given with respect to this Agreement, shall be in writing and shall be personally delivered by reputable "next business day" air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable "next business day" air courier service.

         If to the Company, to:

                  Seabulk International, Inc.
                  2200 Eller Drive
                  Fort Lauderdale, FL 33316
                  Attn:  General Counsel
                  Telephone:  (954) 524-4200
                  Fax:  (954) 527-1772

         with copies (which shall not constitute notice) to:

                  Vinson & Elkins L.L.P.
                  2300 First City Tower
                  1001 Fannin
                  Houston, TX 77002
                  Attn:  James Prince
                  Telephone:  (713) 758-3710
                  Fax:  (713) 615-5962

         If to the Investors, to:

                  in the case of Nautilus Acquisition, L.P., to :

                  c/o Credit Suisse First Boston Private Equity
                  11 Madison Avenue

                  New York NY 10010
                  Attn:  Ari Benacerraf
                  Telephone:  (646) 935-7190
                  Fax:  (212) 538-0415
                  in the case of C/R Marine Domestic Partnership, L.P., C/R Marine Non-U.S. Partnership, L.P., C/R Marine
                  Coninvestment, L.P. or C/R Marine Coinvestment II, L.P., to:

                  c/o Riverstone Holdings, LLC
                  712 Fifth Avenue, 19th Floor
                  New York, NY 10019
                  Attn:  John Lancaster
                  Telephone:  (212) 993-0088
                  Fax:  (212) 993-0077

         with copies (which shall not constitute notice) to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY 10153
                  Attn:  David M. Blittner
                  Telephone:  (212) 310-8000
                  Fax:  (212) 310-8007

                  SECTION 8.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO THE PROVISIONS OF SECTIONS 5.03, 5.08, 7.01(H), 7.01(K) OR 7.03, WHICH SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, THE STATE OF INCORPORATION OF THE COMPANY, IN EITHER CASE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  SECTION 8.04 ENFORCEMENT OF AGREEMENT; WAIVER OF JURY TRIAL; ETC. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state court, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. IN ADDITION, EACH OF THE PARTIES HERETO (A) CONSENTS TO SUBMIT ITSELF TO THE EXCLUSIVE PERSONAL JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT IN THE EVENT ANY DISPUTE ARISES OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND (B) AGREES

THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                  SECTION 8.05 ATTORNEYS' FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

                  SECTION 8.06 ENTIRE AGREEMENT. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

                  SECTION 8.07 MODIFICATIONS AND AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding unless executed in writing by each party hereto.

                  SECTION 8.08 WAIVERS AND EXTENSIONS. Any party to this Agreement may waive any condition, right, breach or default that such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

                  SECTION 8.09 TITLES AND HEADINGS; RULES OF CONSTRUCTION. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) "OR" is not exclusive; (c) "INCLUDING" means including without limitation; and (d) words in the singular include the plural and words in the plural include the singular. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                  SECTION 8.10 EXHIBITS AND SCHEDULES. Each of the exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

                  SECTION 8.11 EXPENSES. Subject to SECTION 7.03, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees (a) to pay all costs and expenses incident to the performance of its obligations under the Transaction Documents and (b) if (i) this Agreement is terminated by the Investors in accordance with SECTION 7.01(B) as a result of an intentional breach of a representation, warranty or covenant of the Company contained in this Agreement or in accordance with SECTION 7.01(K), (ii) this Agreement is terminated by the Company in accordance with SECTION 7.01(H), (iii) this Agreement is terminated by the Investors as a result of the condition in Section 6.03(a) failing to be satisfied, or (iv) the Transactions contemplated under this Agreement are consummated, all documented out-of-pocket costs and expenses (including attorneys', accountants' and consultants' fees) incurred since January 1, 2002 by the Investors in connection with the evaluation, negotiation or performance of this Agreement and the transactions contemplated hereby; PROVIDED THAT, in the case of clause (iv), such expenses shall include any amounts the Investors are required to pay to or reimburse Loomis under the Loomis Purchase Agreement; PROVIDED FURTHER, in case of clause (iii), so long as the Company has otherwise not breached SECTION 5.08 hereof and the Investors are not otherwise entitled to receive their expenses pursuant to clauses (i), (ii), or (iv) hereof, the Company shall not be obligated to pay or reimburse the Investors for their fees and expenses in an amount in excess of seven hundred thousand dollars ($700,000). Reimbursement of costs and expenses by the Company under clause (b) of the foregoing sentence shall be made promptly after receipt of invoices in reasonably sufficient detail with copies of relevant backup invoices; provided that any expense reimbursement made in connection with SECTION 7.03 will be made pursuant to the timing as set forth in such Section. Unless otherwise provided in this SECTION 8.11, each party shall pay its own costs and expenses relating to this Agreement, any of the other Transaction Documents and the Transactions contemplated thereunder.

                  SECTION 8.12 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. All public announcements or public disclosures relating to this Agreement and the Transactions shall be made only if mutually agreed upon by the Company and the Investors, except to the extent such disclosure is, in the opinion of counsel of the Company, required by Law or by any rule or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company are listed or quoted, provided that (a) any such required disclosure shall only be made, to the extent consistent with Law and stock exchange regulation, after consultation with the Investors, (b) no such announcement or disclosure (except as required by Law or by stock exchange regulation) shall identify any Investor without such Investor's prior consent, and (c) the Company hereby consents to the publication by the Investors or their Affiliates of a customary "tombstone" advertisement announcing the Transactions.

                  SECTION 8.13 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company without the prior written consent of the Investors, and may not be assigned or delegated by any Investor without the Company's prior written consent, except that without such consent this Agreement may be assigned or delegated, in whole or in part, by any Investor (or by any assignee referred to in this provision) to any other Investor or to any Permitted Transferee; PROVIDED, HOWEVER that no assignment by the Investors (without the Company's consent) to a Permitted Transferee that is not identified in the Ruling request shall have the effect of materially delaying the Ruling. Except as set forth above, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Investors, shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto.

                  SECTION 8.14 SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

                  SECTION 8.15 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  SECTION 8.16 CERTAIN LIMITATIONS. The Company agrees that no past, present or future director, officer, employee, partner, member, shareholder and/or Affiliate of an Investor or Permitted Transferee shall have any liability for any of such Investor's or Permitted Transferee's obligations under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       SEABULK INTERNATIONAL, INC.



                                       By: /s/ Gerhard E. Kurz
                                           -------------------------------------
                                       Name:   Gerhard E. Kurz
                                       Title:  President and CEO



                                       NAUTILUS ACQUISITION, L.P.



                                       By: Nautilus Intermediary, L.P.,
                                           its general partner



                                       By: /s/ Ari Benacerraf
                                           -------------------------------------
                                       Name:   Ari Benacerraf
                                       Title:  Authorized Signatory



                                       C/R MARINE DOMESTIC PARTNERSHIP, L.P.



                                       By: C/R Marine GP Corp.,
                                           its general partner



                                       By: /s/ Pierre F. Lapeyre
                                           -------------------------------------
                                                Name: Pierre F. Lapeyre
                                                Title: Vice President

                                       C/R MARINE NON-U.S. PARTNERSHIP, L.P.



                                       By: C/R Marine GP Corp.,
                                           its general partner



                                       By:  /s/ Pierre F. Lapeyre
                                           -------------------------------------
                                                Name: Pierre F. Lapeyre
                                                Title: Vice President



                                       C/R MARINE COINVESTMENT, L.P.



                                       By: C/R Marine GP Corp.,
                                           its general partner



                                       By:  /s/ Pierre F. Lapeyre
                                           -------------------------------------
                                                Name: Pierre F. Lapeyre
                                                Title: Vice President



                                       C/R MARINE COINVESTMENT II, L.P.



                                       By: C/R Marine GP Corp.,
                                           its general partner



                                       By:  /s/ Pierre F. Lapeyre
                                           -------------------------------------
                                                Name: Pierre F. Lapeyre
                                                Title: Vice President

                                                                      SCHEDULE 1

Name of Investor:                           Nautilus Acquisition,
                                            L.P.
Number of Shares:                           8,333,333
Aggregate Purchase Price:                   $66,666,664



Name of Investor:                           C/R Marine Non-U.S.
                                            Partnership, L.P.
Number of Shares:                           2,612,951
Aggregate Purchase Price:                   $20,903,608



Name of Investor:                           C/R Marine Domestic
                                            Partnership, L.P.
Number of Shares:                           847,631
Aggregate Purchase Price:                   $6,781,048



Name of Investor:                           C/R Marine Coinvestment,
                                            L.P.
Number of Shares:                           356,662
Aggregate Purchase Price:                   $2,853,296



Name of Investor:                           C/R Marine Coinvestment
                                            II, L.P.
Number of Shares:                           349,423
Aggregate Purchase Price:                   $2,795,384